Exhibit 10.23

LIN TV Corp
Notice of Grant of Stock Options and Option Agreement	ID: 05-0501252 Four Richmond Square Providence RI 02906

Name	Option Number:

Address	Plan:	02DP
ID:

Effective                     , you have been granted a(n) Non-Qualified Stock Option to buy                       shares of LIN TV Corp (the Company) stock at $x.xxxx per share.
The total option price of the shares granted is $xx,xxx.xx.
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
xx,xxx	On Vest Date	mm/dd/yyyy	mm/ddyyyy
xx,xxx	On Vest Date	mm/dd/yyyy	mm/ddyyyy
xx,xxx	On Vest Date	mm/dd/yyyy	mm/ddyyyy
xx,xxx	On Vest Date	mm/dd/yyyy	mm/dd/yyyy

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the 2002 LIN TV Corp. Non-Employee Director Stock Plan as amended and this Option Agreement.

LIN TV Corp	Date

Name	Date

Date:	1/4/2007
Time:	11:03:36AM